UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2024 (August 27, 2024)

JETBLUE AIRWAYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-49728	87-0617894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27-01 Queens Plaza North Long Island City New York	11101
(Address of principal executive offices)	(Zip Code)

(718) 286-7900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	JBLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

9.875% Senior Secured Notes due 2031

On August 27, 2024, JetBlue Airways Corporation (the “Company”) and JetBlue Loyalty, LP (“Loyalty LP” and, together with the Company, the “Issuers”) co-issued $2,000 million aggregate principal amount of their 9.875% Senior Secured Notes due 2031 (the “Notes”), under an Indenture, dated as of August 27, 2024 (the “Indenture”) by and among the Issuers, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes will bear interest at a rate of 9.875% per annum, in each case payable quarterly in arrears on the 20th day of each of March, June, September and December, beginning on December 20, 2024. The Notes will mature on September 20, 2031, unless earlier redeemed or repurchased by the Issuers.

The Notes were sold pursuant to a purchase agreement (the “Purchase Agreement”), dated August 13, 2024, by and among the Issuers, the Guarantors and Goldman Sachs & Co. LLC and Barclays Capital Inc., as representatives of the several initial purchasers identified therein.

The Notes are fully and unconditionally guaranteed on a senior secured basis, jointly and severally, by each of the Guarantors. The Notes and the Note guarantees are secured, together with all outstanding obligations under the Term Loan Facility (as defined below), by a first lien on certain collateral in connection with the Company’s customer loyalty program, TrueBlue®.

At any time prior to August 27, 2027, the Issuers may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount thereof, plus an applicable “make-whole” premium. On or after August 27, 2027, the Issuers may redeem the Notes, in whole or in part, at the applicable redemption prices described in the Indenture. No sinking fund is provided for the Notes, which means the Issuers are not required to set aside funds periodically for redemption or retirement of the Notes. Upon the occurrence of certain circumstances, the Issuers will prepay a pro rata portion of the Notes.

The Indenture provides for customary events of default. In the case of an event of default with respect to the Issuers and/or the Guarantors arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture and the Form of 9.875% Senior Secured Note due 2031, copies of which will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024.

Term Loan Facility

On August 27, 2024, the Company and Loyalty LP entered into a new term loan credit and guaranty agreement among the Company and Loyalty LP, as co-borrowers, the Guarantors, the lenders party thereto, Barclays Bank Plc, as administrative agent (the “Administrative Agent”), and Wilmington Trust, National Association, as collateral administrator, for a $765 million senior secured term loan facility (the “Term Loan Facility”). The Term Loan Facility is guaranteed by the Guarantors and secured, on a pari passu basis with the Notes, by substantially the same collateral as the collateral securing the Notes. The loans under the Term Loan Facility bear interest at a variable rate equal to Term SOFR plus an applicable margin (subject to a Term SOFR floor), or another index rate plus an applicable margin. The Term Loan Facility restricts Loyalty LP and the Guarantors from incurring any debt other than (a) senior debt secured by the collateral (“Priority Lien Debt”) on a first-lien, pari passu basis consisting of the Notes and certain permitted incremental and additional amounts, subject to certain customary terms and conditions, such as pro forma compliance with either debt service coverage ratios or maximum debt to collateral ratios substantially similar to those applicable to the Notes, (b) junior debt that is secured by liens on the collateral that are subordinated to those securing the Priority Lien Debt and that is also subordinated in right of payment to the Priority Lien Debt, subject to certain customary terms and conditions, such as pro forma compliance with either debt service coverage ratios or maximum debt to collateral ratios and (c) certain other exceptions described in Term Loan Facility. The Term Loan Facility does not limit the amount of unsecured debt that the Company or its subsidiaries (other than Loyalty LP and the Guarantors) may incur or the amount of debt secured by assets of the Company or its subsidiaries that are not Loyalty LP or the Guarantors, other than debt secured by the collateral.

The Term Loan Facility is subject to quarterly amortization payments commencing on the first payment date following the first full fiscal quarter after the closing date of the Term Loan Facility. The Term Loan Facility will mature on August 27, 2029, unless earlier repaid by the Company and Loyalty LP.

The Term Loan Facility also contains mandatory prepayment provisions, which may require the Company and Loyalty LP in certain instances to prepay obligations owing under the Term Loan Facility or other Priority Lien Debt in connection with, among other things, dispositions of collateral or a change of control. Any prepayment of the loans under the Term Loan Facility prior to the maturity date (other than as a result of an early amortization event, an event of default or certain other mandatory prepayment events thereunder) may require the Issuers to pay a prepayment premium.

The Term Loan Facility contains affirmative, negative and financial covenants including compliance with certain debt service coverage ratios and minimum liquidity requirements substantially similar to those applicable to the Notes.

The Term Loan Facility contains events of default substantially similar to those applicable to the Notes, including a cross-default to other material indebtedness including the Notes.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the term loan credit and guaranty agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Issuers placed the Notes in a private placement under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01. Other Events.

On August 28, 2024, following the initial purchasers’ full exercise of their option to purchase additional 2.50% convertible senior notes due 2029 (the “Convertible Notes”), the Company issued an additional $60 million aggregate principal amount of its Convertible Notes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)

Date: September 3, 2024	By:	/s/ Dawn Southerton
Dawn Southerton Vice President, Controller (Principal Accounting Officer)

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